                                                                    EXHIBIT 10.1


                                                     EMPLOYEE: WILLIAM D. MILLER

EXECUTIVE EMPLOYMENT AGREEMENT

                        BINDVIEW DEVELOPMENT CORPORATION
                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made between BindView Development Corporation, a Texas corporation (the "Company"), and the "Employee" identified above. Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the "Effective Date" set forth in Schedule 1 below.

                                   WITNESSETH:

                  WHEREAS, the Company desires to obtain the services of the Employee, and the Employee desires to be employed by the Company upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as of the date hereof as follows:

         1. EMPLOYMENT; TERM. Subject to the terms and conditions hereinafter set forth, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, in the capacity specified in
Schedule 1 ("Employment"). The Employment will end on the termination date stated in the Company's notice of termination to the Employee or in the Employee's notice of resignation to the Company, as applicable.

         2.       SCOPE OF EMPLOYMENT.

                  (a) During the Employment, the Employee will serve in the "Position" referred to in Schedule 1, including serving as an officer of the Company in the "Office" referred to in Schedule 1 (if applicable). In that connection, the Employee will (i) devote his full time, attention, and energies to the business of the Company and will diligently and to the best of his ability perform all duties incident to his employment hereunder; (ii) use his best efforts to promote the interests and goodwill of the Company; (iii) perform such other duties commensurate with his office as the Board of Directors of the Company may from time-to-time assign to him.

                  (b) Section 2(a) shall not be construed as preventing the Employee from (i) serving on corporate, civic or charitable boards or committees, (ii) engaging in other business activities that do not represent a conflict of interest with the full execution of his duties to the Company, or
(iii) making investments in other businesses or enterprises; provided in no event shall any such service, business activity or investment require the provision of substantial services by the Employee to the operations or the affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of the Employee's duties hereunder. Without limiting the previous sentence, it is expressly understood and agreed that the Employee's engaging in the "Non-Interfering Activities," if any, listed in Schedule 1 (or the conduct of activities similar in nature and scope thereto) will not be deemed to interfere with the performance of the Employee's responsibilities to the Company.

         3. COMPENSATION AND BENEFITS DURING EMPLOYMENT. During the Employment, the Company shall provide compensation and benefits to the Employee as follows.

                  (a) The Company shall pay the Employee, subject to the terms and conditions of this Agreement, a base salary at the rate of not less than the "Initial Salary" set forth in Schedule 1, payable in accordance with the normal payroll practices of the Company but in no less than equal bi-weekly installments, less withholding required by law or agreed to by the Employee.

                  (b) As additional compensation for services hereunder, the Employee shall be entitled to an annual bonus with an "On-Target Amount" of not less than the amount set forth in Schedule 1. The actual bonus amount in any given year will be determined by and contingent upon the Company's achievement of financial performance objectives set by the Company from time to time for determining payment of bonuses to its senior executives. The bonus will be paid at the same time and in the same manner as the payment of bonuses to other senior executives of the Company.

                  (c) The Employee shall, upon satisfaction of any eligibility requirements with respect thereto, be entitled to participate in all employee benefit plans of the Company, including without limitation those health, dental, accidental death and dismemberment, and long term disability plans, 401(k) plans, pension or profit-sharing plans, stock option plans, and similar benefits, of the Company now or hereafter in effect that are made available to executive officers of the Company and on the same terms as offered to other executive officers of the Company.

                  (d) The Company shall maintain for the Employee the "Specific Benefits" summarized in Schedule 1, if any.

                  (e) The Company will reimburse the Employee for reasonable business expenses incurred by the Employee in connection with the Employment in accordance with the Company's then-current policies and IRS guidelines.

                  (f) During the Employment the Employee shall be entitled to sick leave, holidays, and an annual vacation, all in accordance with the regular policy of the Company for its executives (but in no event less than the "Minimum Annual Vacation" set forth in Schedule 1), during which time his compensation and benefits shall be paid or provided in full. Each such vacation shall be taken by the Employee at such times as may be mutually agreed upon by the Employee and Company.

         4. POST-EMPLOYMENT COMPENSATION AND BENEFITS. In the event of any termination of the Employment, by either the Company or the Employee, the Company and the Employee will have the following obligations concerning compensation and benefits.

                  (a) Any amounts payable under Section 3 which shall have been earned but not yet paid, including without limitation vacation pay, shall be paid by the Company to the Employee.

                  (b) If the Employment is terminated because of (i) the death of the Employee, or (ii) by the Company because of the inability of the Employee to perform his duties hereunder, by reason of physical or mental injury or illness, incapacitating him for a continuous period exceeding three months, excluding any leaves of absence approved by the Company ("Disability"), then the Company will pay to the Employee, or to the Employee's heirs, assigns, successors-in-interest, or legal representatives) any and all salary, other benefits or incentive payments earned, accrued or provided to or by the Employee under this Agreement, or granted to the Employee by the officers and/or board of directors of the Company, through the date of the Employee's death or disability and not already paid.

                  (c) Depending on the reason for termination of the Employment, the Employee will be entitled to a Severance Period as set forth in Schedule 1.

                           (1) Except as provided in subparagraph  (2), during
the Severance Period, if any, the Company shall pay the Employee the following "Severance Payments," namely: (i) the amounts described in Section 3(a), and
(ii) a series of quarterly bonus payments such so that the aggregate amount of such bonus payments is equal to the On-Target Amount called for by Section 3(b) times the number of years in the Severance Period. The respective amounts of the bonus payments called for by clause (ii) of the previous sentence will be computed each quarter as though the Company had exactly met its financial performance objectives as set forth in the Company's then-current bonus plan for its senior executives. The amount of any such bonus payment will not be decreased if the Company in fact fails to meet its financial performance objectives for the quarter in question, nor will it be increased if the Company in fact exceeds such objectives.

                           (2) The length of the  Severance  Period  will be
adjusted in accordance with Schedule 1 if, as of the effective date of termination of the Employment ("Termination Date"), the Employee's "Options Profit," as defined below, is less than ONE MILLION DOLLARS (US $1 million). The Options Profit is defined as the "Exercised Gain" plus the "Unexercised Gain" for the "Option Shares," all as defined below:

                                    Option Share means a share of the Company's
stock which the Employee has a right, either vested or unvested, to purchase pursuant to a stock-option plan of the Company.

                                    Exercised  Gain,  as to Option  Shares for
which the Employee exercised an option to purchase, means the respective differences between the respective exercise price(s) and the respective strike price(s) of such Option Shares.

                                    Unexercised  Gain, in respect of Option
Shares as to which the Employee's option has vested but as to which the Employee has not exercised the option to purchase such Option Shares, means the respective differences between (i) the Average Window Price as of that date and
(ii) the respective strike prices of such Option Shares.

                                    Average Window Price,  as of a particular
date, means the average of the closing market prices of the Company's publicly-traded stock on the trading days elapsed in either (i) the current "window" in which Company employees are permitted to sell shares of the Company's stock, if the window is open as of that particular date, or (ii) the most recently-ended window, if the window is closed as of that particular date.

                           (3) During the Severance  Period, if any, the
Company shall maintain the Employee as a participant in, or provide benefits comparable to those of, the health insurance benefit plan specified under
Section 3(c).

                           (4) The Employee may elect, upon 30 days prior
written notice of such election delivered to the Company to have any remaining amounts so payable to him paid in a lump sum amount, which amount shall be computed by discounting to present value such remaining amounts payable to the Employee at a rate of 8% per annum for each payment otherwise owed to the Employee through the remaining months in the Severance Period. Under no circumstances shall the Employee be required to mitigate the amount of any payment which is payable by the Company during the Severance Period.

                  (d) Other than as provided herein, after termination of the Employment, the Company shall not be obligated to make the payments, nor to provide the benefits, specified in Section 3.

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                  (e) The Employee shall pay any amount or amounts then owed by the Employee to the Company.

         5. SEVERANCE PERIOD DEFINITIONS. For purposes of determining whether the Employee is entitled to a Severance Period under Schedule 1, the following terms have the meaning set forth below:

                  (a) "Cause" means either (i) the willful commission by the Employee of an act constituting a dishonest or other act of material misconduct, or conviction of a fraudulent act or a felony under the laws of any state or of the United States to which the Company or Employee is subject, and such act results (or is intended to result directly or indirectly) in the Employee's substantial gain or personal enrichment to the material and demonstrable detriment of the Company; or (ii) the commission of repeated material breaches of this Agreement by the Employee where the Company notifies the Employee in writing of each such material breach, and prior to termination, the Company gives the Employee thirty (30) days advance written notice of its intention to terminate the Employment for Cause at the end of such thirty-day period.

                           Any act, or failure to act, based upon authority
given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company and thus shall not be deemed grounds for termination for Cause.

                  (b)  "Good Reason" means any of the following:

                          (1) the assignment by the Company to the Employee of
duties that are materially inconsistent with the Employee's office or position with Company at the time of such assignment, or the removal by the Company from the Employee of a material portion of those duties actually appertaining to the Employee, and/or those duties usually appertaining to the Employee's office or position with the Company, at the time of such removal (a change of title and/or reporting responsibility, in and of themselves, shall not be deemed to constitute such an assignment or such a removal);

                          (2) a material change by the Company, without the
Employee's prior written consent, in the Employee's responsibilities to the Company, as such responsibilities are ordinarily and customarily required from time to time of a person in the same office or position, in a corporation engaged in the Company's business, as the Employee's office or position with the Company (a change of title and/or reporting responsibility, in and of themselves, shall not be deemed to constitute a material change);

                          (3) any removal of the Employee from, or any failure
to reelect or to reappoint the Employee to, the Office or any office of the Company held by the Employee immediately prior to such Change in Control;

                          (4) the Company's direction that the Employee
discontinue service (or not seek reelection or reappointment) as a director, officer or member of any corporation or association of which the Employee is a director, officer, or member at the date of this Agreement;

                          (5) a reduction by the Company in the amount of the
Employee's base salary as determined under this Agreement (or as subsequently increased), or the failure of the Company to pay such base salary to the Employee at the time and in the manner specified in Section 3;

                          (6) the discontinuance (without comparable
replacement) or material reduction by the Company of the Employee's participation in any bonus or other employee benefit arrangement (including, without limitation, the On-Target Amount stated in Schedule 1 and any profit-sharing, thrift, life insurance, medical, dental, hospitalization, stock option or retirement plan or arrangement) in which the Employee is a participant under the terms of this Agreement, as in effect on the Effective Date or as may be improved from time to time hereafter;

                          (7) the moving by the Company of the Employee's
principal office space, related facilities, or support personnel, from the Company's principal operating offices, or the Company's requiring the Employee to perform a majority of his duties outside the Company's principal operating offices for a period of more than 30 consecutive days;

                          (8) the relocation, without the Employee's prior
written consent, of the Company's principal operating offices to a location outside Harris County or Fort Bend County or to any location more than 15 miles from the Company's existing principal operating offices at 5151 San Felipe, Houston, Texas;

                          (9) in the event the Company requires the Employee to
reside at a location more than 25 miles from the Company's principal operating offices, except for occasional travel in connection with the Company's business to an extent and in a manner which is substantially consistent with the Employee's current business travel obligations;

                          (10) in the event the Employee consents to a
relocation of the Company's principal operating offices, the failure of the Company to (A) pay or reimburse the Employee on an after-tax basis for all reasonable moving expenses incurred by the Employee in connection with such relocation or (B) indemnify the Employee on an after-tax basis against any loss realized by the Employee on the sale of his principal residence in connection with such relocation;

                          (11) the failure of the Company to provide the
Employee with the benefits specified under Section 3;

                          (12) the failure of the Company to continue to provide
the Employee with office space, related facilities, equipment, and support personnel (including, without limitation, administrative and secretarial assistance) that are commensurate with the Employee's responsibilities to and position with the Company;

                          (13) the failure by the Company to promptly reimburse
the Employee for the reasonable business expenses incurred by the Employee in the performance of his duties for the Company (provided that the Employee has complied with the Company's normal and reasonable procedures for such reimbursement);

                          (14) the failure by the Company to comply with its
obligations under Section 10(b) (concerning assumption of this Agreement by any successor or assign of the Company).

                  (c) A "Change in Control" of the Company shall have occurred if, after the Effective Date:

                          (i) a report on Schedule 13D or Schedule 14D-1 (or any
successor schedule, form or report) shall be filed with the Commission pursuant to the Exchange Act and that report discloses that any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock;

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                          (ii) any person (within the meaning of Section 13(d)
or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any Voting Stock (or any securities convertible into Voting Stock) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock (such person's beneficial ownership to be determined, in the case of rights to acquire Voting Stock, pursuant to paragraph (d) of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act);

                          (iii) the consummation of:

                                    (x) a merger, consolidation or
reorganization of the Company with or into any other person if (a) the Company is not the surviving entity or (b) as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of Voting Stock immediately prior to such merger, consolidation or reorganization;

                                    (y) any sale, lease, exchange or other
transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of Voting Stock immediately prior to such sale, lease, exchange or other transfer; or

                                    (z) a transaction immediately after the
consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50 percent of the outstanding Voting Stock;

                           (iv) the stockholders of the Company approve the
dissolution of the Company; or

                           (v) during any period of 12 consecutive months, the
individuals who at the beginning of that period constituted the Board of Directors shall cease to constitute a majority of the Board of Directors, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least a two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

                  (d) "Voting Stock" means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

         6.       CONFIDENTIAL INFORMATION.

                  (a) The Employee acknowledges that the law provides the Company with protection for its trade secrets and confidential information. The Employee will not disclose, directly or indirectly, any of the Company's confidential business information or confidential technical information to anyone without authorization from the Company's management. The Employee will not use any of the Company's confidential business information or confidential technical information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

                  (b) The Employee will strictly adhere to any obligations that may be owed to former employers insofar as the Employee's use or disclosure of their confidential information is concerned.

                  (c) Information will not be deemed part of the confidential information restricted by this Section 6 if the Employee can show that: (i) the information was in the Employee's possession or within the Employee's knowledge before the Company disclosed it to the Employee; or (ii) the information was or became generally known to those who could take economic advantage of it; or
(iii) the Employee obtained the information from a party having the right to disclose it to the Employee without violation of any obligation to the Company, or (iv) the Employee is required to disclose the information pursuant to legal process (e.g., a subpoena), provided that the Employee notifies the Company immediately upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception.

                  (d) All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by the Employee during the Employment are the property of the Company. Upon termination of the Employment, whether or not for Cause, the Employee will immediately deliver to the Company all property of the Company which may still be in the Employee's possession. The Employee will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after termination thereof, except as authorized by the Company management.

                  (e) For a period of one (1) year after the date of termination of the Employment, the Employee will not, either directly or indirectly, hire or employ or offer or participate in offering employment to any person who at the time of such termination or at any time during such year following the time of such termination was an employee of the Company without the prior written consent of the Company.

         7. OWNERSHIP OF INTELLECTUAL PROPERTY. The following provisions apply except to the extent expressly stated otherwise in Schedule 1.

                  (a) The Company will be the sole owner of any and all of the Employee's Inventions that are related to the Company's business, as defined in more detail below.

                  (b) For purposes of this Agreement, "Inventions" means all inventions, discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto.

                  (c) An Invention is "related to the Company's business" ("Company-Related Invention") if it is made, conceived, or reduced to practice by the Employee (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it either: (i) involves equipment, supplies, facilities, or trade secret information of the Company; (ii) involves the time for which the Employee was or is to be compensated by the Company; (iii) relates to the business of the Company or to its actual or demonstrably anticipated research and development; or (iv) results, in whole or in part, from work performed by the Employee for the Company.

                  (d) The Employee will promptly disclose to the Company, or its nominee(s), without additional compensation, all the Company-Related Inventions, including without limitation all "Computer Software" (defined as all computer programs, associated documentation, and copies thereof) that is so related.

                  (e) The Employee will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for such Company-Related Inventions, including signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents.

                  (f) To the extent that any Company-Related Invention is eligible under applicable law to be deemed a "work made for hire," or otherwise to be owned automatically by the Company, it will be deemed as such, without additional compensation to the Employee. In some jurisdictions, the Employee may have a right, title, or interest ("Right," including without limitation all right, title, and interest arising under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise, anywhere in the world, including the right to sue for present or past infringement) in certain the Company-related Inventions that cannot be automatically owned by the Company. In that case, if applicable law permits the Employee to assign the Employee's Right(s) in future Company-related Inventions at this time, then the Employee hereby assigns any and all such Right(s) to the Company, without additional compensation to the Employee; if not, then the Employee agrees to assign any and all such Right(s) in any such future BindView-Related Inventions to the Company or its nominee(s) upon request, without additional compensation to the Employee.

                  (g) To the extent that the Employee retains any so-called "moral rights" or similar rights in a Company-related Invention as a matter of law, the Employee authorizes the Company or its designee to make any changes it desires to any part of that Company-related Invention; to combine any such part with other materials; and to withhold the Employee's identity in connection with any business operations relating to that Company-related Invention; in any case without additional compensation to the Employee.

         8. EMPLOYEE HANDBOOKS, ETC. From time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements do not constitute a part of this Agreement nor a separate contract, but are intended only for general guidance.

         9.  SUCCESSORS.

                  (a) This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns and (ii) the Employee and the Employee's heirs and legal representatives, except that the Employee's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part.

                  (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this

Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10.  ARBITRATION.

                  (a) Except as set forth in paragraph (b) of this Section 10 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of or relating to this Agreement or its interpretation, performance, or alleged breach will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect on the date of the demand for arbitration. The arbitration shall take place before a single arbitrator, who will preferably but not necessarily be a lawyer but who shall have at least five years' experience in working in or with computer software companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which the Employee's principal office space is located at the time of the dispute or was located at the time of termination of the Employment (if applicable). The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice to expedite, and minimize the cost of, the arbitration proceedings.

                  (b) To protect Inventions, trade secrets, or other confidential information, the Company may seek temporary, preliminary, or permanent injunctive relief in a court of competent jurisdiction, in each case, without waiving its right to arbitration.

                  (c) At the request of either party, the arbitrator may take any interim measures s/he deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

                  (d) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         11.  OTHER PROVISIONS.

                  (a) The Employee represents and warrants that s/he has no obligations, contractual or otherwise, inconsistent with the Employee's obligations set forth in this Agreement.

                  (b) All notices and statements with respect to this Agreement must be in writing and shall be delivered by one of the methods set forth in the table below. Notices to the Company shall be addressed to the Company's Chief Executive Officer or to its General Counsel at the Company's then-current principal operating office. Notices to the Employee may be delivered to the Employee in person or to the Employee's then-current home address as indicated in the Company's records.

             DELIVERY METHOD                WHEN NOTICE IS EFFECTIVE
             Personal                       delivery When the party to whom
                                            notice is given provides the party
                                            giving notice with a signed written
                                            acknowledgement of receipt

             Certified mail, return         Upon the date of receipt or of refusal as indicated
             receipt requested              by the U.S. Postal Service "green card."

             DELIVERY METHOD                WHEN NOTICE IS EFFECTIVE

             FAX                            Upon receipt as confirmed by a machine-printed
                                            report of successful transmission

                  (c) This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

                  (d) Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

                  (e) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

                  (f) This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas law as applied to contracts made and carried out in Texas by residents of Texas.

                  (g) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

                  (h) Termination of the Employment, with or without cause, will not affect the continued enforceability of this Agreement.

                  (i) Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

                  (j) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and FAXed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

THIS AGREEMENT CONTAINS PROVISIONS REQUIRING BINDING ARBITRATION OF DISPUTES, WHICH HAVE THE EFFECT OF WAIVING EACH PARTY'S RIGHT TO A JURY TRIAL. By signing this Agreement, the Employee acknowledges that he or she (i) has read and understood the entire Agreement; (ii) has received a copy of it (iii) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (iv) agrees to be bound by it.

Executed to be effective as of the Effective Date.


BINDVIEW DEVELOPMENT CORPORATION, BY:           EMPLOYEE


/s/ RICHARD P. GARDNER                          /s/ WILLIAM D. MILLER
-----------------------------                   ------------------------
Richard P. Gardner, President                   William D. Miller
and Chief Executive Officer